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                                                                               Exhibit 11

                            Calculation of Earnings per Share


                                                      Three Months          Nine Months
                                                 Ended September 30,     Ended September 30,
                                                 -------------------   ---------------------
                                                    1997     1996        1997       1996
                                                 --------  ---------   --------  -----------


Net income (loss) before  extraordinary item..   $   322   $  (155)   $ 1,020   $  (530)

Extraordinary item ...........................       120        --        120        --

Net income (loss) ............................       202      (155)       900      (530)

Preferred Dividends ..........................        38        77        192       163

Net income (loss)  applicable to common
shares........................................       164      (232)       708      (693)

Primary net income per share
before extraordinary item ....................   $  0.04   $    --    $  0.14   $    --
                                                 -------   -------    -------   -------

Primary net income (loss) per share ..........   $  0.02   $ (0.05)   $  0.12   $ (0.16)
                                                 -------   -------    -------   -------

Fully diluted net income per share
before extraordinary item ....................   $  0.03   $    --    $  0.11   $    --
                                                 -------   -------    -------   -------

Fully diluted net income per share ...........   $  0.02   $    --    $  0.10   $    --
                                                 -------   -------    -------   -------

Primary weighted average number of
common and common equivalent shares ..........     7,798     4,385      6,096     4,328

Fully diluted weighted average
number of common and common equivalent shares.    10,327        --      9,646        --

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